Exhibit 13.2

CERTIFICATION OF JENNIFER MORGAN, CO-CHIEF EXECUTIVE OFFICER OF SAP SE

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SAP SE (the "Company") on Form 20-F for the period ending December 31, 2019, as filed with the Securities and Exchange Commission on February 27, 2020 (the "Report"), the undersigned hereby certifies that, to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ Jennifer Morgan
Date February 27, 2020
	Name:	Jennifer Morgan
	Title:	Co-Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.